As filed with the Securities and Exchange Commission on November 25, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYMMETRICOM INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-1906306
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway
San Jose, California 95131-1017
(408) 433-0910
(Address of Principal Executive Offices including Zip Code)

DATUM, INC. 1984 STOCK OPTION PLAN (1)

DATUM, INC. 1994 STOCK INCENTIVE PLAN (1)

(Full Title of the Plan)

Thomas W. Steipp President and Chief Executive Officer Symmetricom, Inc. 2300 Orchard Parkway San Jose, California 95131-1017 (408) 433-0910	Copy to: Ora T. Fisher, Esq. Latham & Watkins 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600
(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Registrant’s Common Stock (1)(2)(3)(4), $.0001 Par Value	3,460,407	$4.934	$17,073,648.14	$1,570.78

(1)
Pursuant to that certain Agreement and Plan of Merger dated as of May 22, 2002 (the “Merger Agreement”), among the Registrant, Dublin Acquisition Subsidiary, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of the Registrant, and Datum, Inc. (“Datum”), a Delaware corporation, Merger Sub was merged with and into Datum and Datum became a wholly owned subsidiary of the Registrant. In accordance with the Merger Agreement, all outstanding options under Datum’s 1984 Stock Option Plan and Datum’s 1994 Stock Incentive Plan (the “Plans”) have been assumed by the Registrant and are being replaced with options to acquire 3,460,407 shares of the Registrant’s Common Stock, par value $.0001 per share.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”), based upon the weighted average exercise price of options outstanding of $4.934.

(3)
In addition, pursuant to Rule 416(c) under the Securities Act this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall automatically cover any additional shares of our common stock that become issuable under the Plans by reason of any stock dividend, stock split or other similar transaction.

(4)
Each share of our common stock being registered hereunder, if issued prior to the termination by the Registrant of its Rights Agreement, will include one Preferred Stock Purchase Right. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be exercisable or evidenced separately from the common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which were filed with the Commission by the Registrant, are incorporated herein by reference:

(a)
The description of the common stock, par value $.0001 per share, contained in the Registrant’s Current Report filed on Form 8-K with the Commission on August 2, 2002 (File No. 000-02287), including any subsequently filed amendments and reports updating such description;

(b)
The description of the Preferred Stock Purchase Rights, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 9, 2001 (File No. 000-02287), including any subsequently filed amendments and reports updating such description;

(c)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the Commission on August 30, 2002 (File No. 000-02287);

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on August 2, 2002 (File No. 000-02287);

(e)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 8, 2002 (File No. 000-02287);

(f)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 30, 2002 (File No. 000-02287);

(g)	The Registrant’s Amended Current Report on Form 8-K/A filed with the Commission on November 13, 2002 (File No. 000-02287); and

(h)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 filed with the Commission on November 13, 2002 (File No. 000-02287).

In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action.

A corporation may indemnify against expenses (including attorneys’ fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

Section 145 of the Delaware General Corporation Law further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys’ fees) actually and reasonably incurred by him or her.

Article VII Section A of the Registrant’s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Article VII Section B provides that the Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the Registrant, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant. Article VII Section C provides that the Registrant may purchase and maintain insurance on behalf of itself and any its director, officer, employee or agent against any liability asserted against such person whether or not the Registrant would have the power to indemnify such person against that liability under the provisions of the Delaware General Corporation Code.

Article 5 of the Registrant’s Bylaws provides for the indemnification of directors, officers, employees and other agents acting on behalf of the Registrant to the fullest extent permissible under the Delaware General Corporation Law. The Registrant’s Bylaws also permits the Registrant to secure insurance on behalf of any officer, director, employee or other agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Registrant’s Bylaws.

The Registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7.    Exemption From Registration Claimed.

Not applicable.

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Item 8.    Exhibits.

See Index to Exhibits on page 7.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of November.

SYMMETRICOM, INC.

By:	/S/ THOMAS W. STEIPP

Thomas W. Steipp President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Thomas W. Steipp and William Slater as attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS W. STEIPP	President and Chief Executive Officer (Principal Executive Officer)	November 25, 2002

Thomas W. Steipp

/S/ WILLIAM SLATER	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 25, 2002

William Slater

/S/ ERIK H. VAN DER KAAY	Chairman of the Board	November 25, 2002

Erik H. van der Kaay

/S/ ALFRED F. BOSCHULTE	Director	November 25, 2002

Alfred F. Boschulte

/S/ ROBERT T. CLARKSON	Director	November 25, 2002

Robert T. Clarkson

/S/ ELIZABETH A. FETTER	Director	November 25, 2002

Elizabeth A. Fetter

/S/ ROBERT M. NEUMEISTER JR.	Director	November 25, 2002

Robert M. Neumeister Jr.

/S/ RICHARD W. OLIVER	Director	November 25, 2002

Richard W. Oliver

/S/ KRISH A. PRABHU	Director	November 25, 2002

Krish A. Prabhu

/S/ RICHARD N. SNYDER	Director	November 25, 2002

Richard N. Snyder

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INDEX TO EXHIBITS

EXHIBIT		PAGE

4.1	Rights Agreement dated August 9, 2001 between the Registrant and Mellon Investor Services LLC.	(Note 1)

5.1	Opinion of Latham & Watkins.	8

23.1	Independent Auditors’ Consent.	9

24.1	Power of Attorney (included in the signature page to this registration statement).	5

(1)	Incorporated by reference to our registration statement on Form 8-A filed with the Commission on August 9, 2001.